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                                                                   Exhibit 10.51

                          UNSECURED INDEMNITY AGREEMENT

                                  DEFINED TERMS
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Execution Date:  January __, 1998
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Loan: A first mortgage loan in an amount of $121,800,000.00 from Indemnitee to
      Borrower

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Borrower & Address:
Boston Properties Limited Partnership
500 E Street, S.W.
Washington, D.C.  20024
Attention:  Debra G. Moses, Esquire

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Liable Parties & Address:

N/A


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Indemnitee & Address:

Metropolitan Life Insurance Company, a New York corporation
200 Park Avenue, 12th Floor
New York, New York  10166
Attention:  Senior Vice-President, Real Estate Investments

with a copy to:
Metropolitan Life Insurance Company
303 Perimeter Center North, Suite 600
Atlanta, Georgia  30346
Attn:  Kathy B. Atkinson, Esquire

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Note: A Promissory Note executed by Borrower in favor of Indemnitee in the amount of the Loan dated as of January __, 1998.

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Deed of Trust: A Deed of Trust, Security Agreement and Fixture Filing dated as of January __, 1998, executed by Borrower, to Patrick J. Milmoe and William A. Walsh, Jr., as Trustees, for the benefit of Indemnitee securing repayment of the Note to be recorded in the records of the County in which the Property is located.

================================================================================

     This Unsecured Indemnity Agreement (the "Agreement") effective as of January 22, 1998 is entered into as of the Execution Date by Borrower (who is referred to in this Agreement as "Indemnitor"), in favor of Indemnitee, with reference to the following facts:

     A. Indemnitee has loaned or will loan to Borrower the Loan. Payment of the
Note is
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secured by the Deed of Trust. The Deed of Trust encumbers the real property more particularly described in Exhibit A to this Agreement and other property
                          ---------
referred to in the Deed of Trust and this Agreement as the "Property".

       B. As a condition to making the Loan, Indemnitee requires Indemnitor to indemnify and hold Indemnitee harmless from any Environmental Claim (as defined in Section 2 of this Agreement). Indemnitee would not make the Loan without this Agreement and Indemnitor acknowledges and understands that this Agreement is a material inducement for Indemnitee's agreement to make the Loan.

     NOW THEREFORE, in consideration of the premises and for other consideration, Indemnitor agrees as follows:

     1. Defined Terms. Capitalized terms which are not defined in this Agreement
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shall have the meanings set forth in the Deed of Trust.

     2. Definitions. For purposes of this Agreement, the following terms shall
        -----------
have the following meanings:

        A. "Environmental Claim" shall mean any claim, demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury that seeks to impose costs or liabilities, including any consequential damages, directly or indirectly related to the Property in connection with any of the following which may occur from and after the date hereof,

       (i) pollution or contamination of the air, surface water, ground water, or land;

       (ii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation;

       (iii) the presence or alleged release of Hazardous Materials on or under the Property, the soil, groundwater, or soil vapor on or under the Property, or the migration or alleged spreading of Hazardous Materials from the Property, whether or not known to Indemnitor, regardless of the source of such presence or release or, except as expressly provided in this Agreement, regardless of when such release or presence occurred;

       (iv) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;

       (v) injury to or death of any person or persons arising from or in connection with Hazardous Materials;

       (vi) destruction or contamination of any property connected with Hazardous Materials;

       (vii) the removal of Hazardous Materials from the Property or the taking of necessary precautions to protect against the release of Hazardous Materials from or onto the Property

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including the air, ground water or surface water;

       (viii) compliance with all Requirements of Environmental Law and/or any asserted breach or violation of any Requirements of Environmental Law;

       (ix) any restriction on use, ownership, transferability as a result of Hazardous Materials; and

       (x) remedial, response, abatement, cleanup, investigative, and monitoring work in connection with any Hazardous Materials related to the Property from and after the date hereof (collectively, the "Remedial Work").

       B. "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on the Property under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution, protection of health or the environment, emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Property.

       C. The term "Hazardous Materials" shall include without limitation:

            (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials
                                     -- ---
Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations
                                            -- ---
promulgated pursuant to said laws;

            (ii) Those substances defined as "hazardous wastes" in Va. Code 10.1-1400, Va. Code 1950, as amended and 9 VAC 20-60-10 (Regulations) and in the regulations promulgated pursuant to such laws;

            (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

            (iv) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to Section 307 of the Clean
-- ---
Water Act (33 U.S.C. (S) 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S) 2601 et seq.;
                                                                      -- ---
(F) flammable explosives; or (G) radioactive materials; and

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            (v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

       D. "Requirements of Environmental Laws" means all requirements of environmental laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any Environmental Permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or
(iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

    3. Representations and Warranties.
       ------------------------------

       a. Borrower represents and warrants that its use of the Property will not in the future result in the disposal or release of any Hazardous Materials on or to any portion of the Property.

    Borrower covenants that this representation and warranty shall be continuing and shall be true and correct from the Execution Date to the date of reconveyance of the Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu of foreclosure.

    4. Indemnification.
       ---------------

       (a) Indemnitor shall protect, defend, indemnify, and hold harmless Indemnitee, its successors and assigns and affiliates and their respective officers, directors, shareholders, and employees (Indemnitee and all such other persons and entities being referred to in this Agreement individually as an "Indemnitee" and collectively as "Indemnitees") from and against all Environmental Claims arising from and after the date hereof.

       (b) In the event that any Remedial Work is reasonably necessary or desirable under the Requirements of Environmental Laws because of, or in connection with, an Environmental Claim, Indemnitor shall within thirty (30) days after written demand by Indemnitee (or such shorter period of time as may be required under Requirements of Environmental Laws), commence to perform, or cause to be commenced, and diligently prosecute to completion, all Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by Indemnitee, and under the supervision of a consulting engineer approved in advance in writing by Indemnitee. Such approvals not to be unreasonably withheld. All reasonable costs and expenses incurred by Indemnitees in connection with the Remedial Work shall be an Environmental Claim and shall be paid by Indemnitor. In the event Indemnitor does not timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Indemnitee may, but shall not be required to, cause such Remedial Work to be performed and all reasonable costs and expenses incurred in connection the Remedial Work shall be an Environmental Claim under this Agreement.

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       (c) Indemnitor shall not be liable under this Agreement to the extent of that portion of the costs and liabilities of any Environmental Claim attributable to an affirmative act of any Indemnitee which causes (i) the introduction and initial release of a Hazardous Material at the Property, or
(ii) material aggravation of a then existing Hazardous Material condition at the Property. In addition, if Indemnitee acquires ownership of the Property through a foreclosure, bankruptcy sale, trustee's sale or deed in lieu of foreclosure, Indemnitor shall not be liable under this Agreement for that portion of costs and liabilities of an Environmental Claim which is attributable to the introduction and initial release of a Hazardous Material at the Property by any party, other than an Indemnitor at any time after Indemnitee has acquired title to the Property. In all other circumstances, the liability of Indemnitor under this Agreement shall remain in full force and effect after Indemnitee acquires title to the Property, including without limitation with respect to any Hazardous Materials which are discovered at the Property after the date Indemnitee acquires title but which were actually introduced to the Property after the date hereof but prior to the date of such acquisition, and with respect to any continuing migration or release of any Hazardous Materials which commenced after the date hereof but prior to the date that Indemnitee acquires title.

    5. Notice of Actions.
       -----------------

       (a) Borrower shall give immediate written notice to Indemnitee of (i) any proceeding, written inquiry or written notice by or from any governmental authority regarding Hazardous Materials, an Environmental Claim or a Requirement of Environmental Laws; (ii) all Environmental Claims; (iii) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be in violation of a Requirement of Environmental Laws or subject to an Environmental Claim; (iv) Borrower's receipt of any written notice or discovery of any information regarding the presence or existence of any Hazardous Material on, under, or about the Property, or any alleged breach or violation of any Requirements of Environmental Laws pertaining to Borrower or the Property.

       (b) Borrower shall deliver to Indemnitee copies of all Environmental Claims, and all orders, notices, permits, applications, reports, and other documents pertaining to the subject matter of the Environmental Claim.

    6. Procedures Relating to Indemnification.

       (a) Subject to the provisions of Section 4(c), Indemnitor shall at its own cost, expense, and risk (i) defend all Environmental Claims that may be brought or instituted against any Indemnitee; (ii) pay any judgment or decree that may be recorded against any Indemnitee in connection with any Environmental Claim; and (iii) reimburse all Indemnitee for the cost of, or for any payment made by any of them, with respect to any reasonable expenses incurred in connection with the Hazardous Materials undertaken as a result of any Environmental Claims against any Indemnitee arising out of the obligations of Indemnitor under this Agreement.

       (b) Counsel selected by Indemnitor pursuant to Paragraph 6 (a) shall be subject to the reasonable approval of the Indemnitee asserting a claim under this Agreement; provided,

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however, that any Indemnitee may elect to defend any Environmental Claim at the reasonable cost and expense of Indemnitor, if, in the judgment of the Indemnitee
(i) the defense is not proceeding or being conducted in a satisfactory manner, or (ii) there is a conflict of interest between any of the parties to the Environmental Claim.

       (c) Notwithstanding anything in this Agreement to the contrary, Indemnitor shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), (i) settle or compromise any Environmental Claim or consent to the entry of any judgment that does not include the delivery by the claimant or plaintiff to Indemnitee of a written release of Indemnitee (in form, scope and substance reasonably satisfactory to Indemnitee) from all liability in respect of the Environmental Claim; or (ii) settle or compromise any Environmental Claim in any manner that may materially and adversely affect Indemnitee as determined by Indemnitee in the good faith exercise of its discretion.

       (d) Indemnitee shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Environmental Claim, any Hazardous Material or any Requirements of Environmental Laws. In any circumstance in which this indemnity applies, Indemnitee may employ its own legal counsel and consultants to prosecute, negotiate, or defend any claim, action, or cause of action, and Indemnitee shall have the right to compromise or settle the same in the exercise of its good faith discretion. Indemnitor shall reimburse Indemnitee upon demand for all costs and expenses incurred by Indemnitee, including the amount of all costs of settlements entered into in good faith, and the reasonable fees and other reasonable costs and expenses of its attorneys and consultants, including without limitation those incurred in connection with monitoring and participating in any action or proceeding.

    7. Independent Nature of Agreement. This Agreement is an independent
       -------------------------------
obligation of Indemnitor and is not intended to nor shall it secure payment of the Note or amounts due to Indemnitee under the Deed of Trust. The obligations of Indemnitor under this Agreement are not secured by the Deed of Trust or any of the Loan Documents.

    8. Survival of Agreement. This Agreement, and all rights and obligations
       ---------------------
under this Agreement, shall survive (i) performance and repayment of the Loan,
(ii) reconveyance of the Deed of Trust, and release of other security provided in connection with the Loan, and (iii) bankruptcy sale, trustee's sale or foreclosure under the Deed of Trust and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure), and (iv) and transfer of all of Indemnitee's rights in the Loan, the Loan Documents, and the Property.

    9. Rights of Contribution. Nothing contained in this Agreement shall
       ----------------------
prevent or in any way diminish or interfere with any rights and remedies, including without limitation, the right to contribution, which Indemnitee may have against Borrower or any other party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. (S)(S) 9601 et seq.), as it may be amended from time to time, or any other applicable Federal or state laws.

   10. Binding Effect. This Agreement shall be binding upon and benefit
       --------------
Indemnitor

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and Indemnitee and their respective heirs, personal representatives, successors and assigns. Any holder of the Note and any affiliate of Indemnitee which acquires all or part of the Property by any sale, assignment or foreclosure under the Deed of Trust or by deed or other assignment in lieu of foreclosure shall be a successor of this Agreement. In no event shall any Indemnitee be bound by any obligations or liabilities of any Indemnitor even if any such Indemnitee acquires ownership of all or any part of the Property.

    11. Liability of Indemnitor. The liability of Indemnitor under this
        -----------------------
Agreement shall not be limited or impaired by (i) any amendment or modification of the provisions of the Loan Documents to or with Indemnitee by Borrower or any person who succeeds Borrower as owner of the Property or (ii) any extensions of time for performance required by any of the Loan Documents; (iii) any sale, assignment, or foreclosure of the Note or Deed of Trust or any sale or transfer of all or part of the Property; (iv) any exculpatory provision in any of the Loan Documents limiting Indemnitee's recourse to property encumbered by the Deed of Trust or to any other security, or limiting Indemnitee's rights to a deficiency judgment against Borrower (including, without limitation, Section 11 of the Note and Section 9.01 of the Deed of Trust); (v) the release of Borrower or any other person or entity from performance or observance of any of the Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise; or (vi) the release or substitution in whole or in part of any security for the Note.

    12. Waiver. Indemnitor waives any right or claim of right to cause a
        ------
marshalling of the assets of Indemnitor or to cause Indemnitee to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor or to proceed against Indemnitor in any particular order. Indemnitor agrees that any payments required to be made under this Agreement shall become due on demand. Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to Indemnitor or guarantors, except any rights of subrogation that Indemnitor may have. The indemnity provided for under this Agreement shall not be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses that may be asserted in connection with the enforcement or attempted enforcement of any subrogation rights, including, without limitation, any claim that the subrogation rights were abrogated by any acts of Indemnitee. Indemnitor agrees to postpone the exercise of any rights of subrogation to the rights of Indemnitee against Indemnitor under this Agreement until the Loan shall have been paid in full.

    13. Delay. No delay on the part of any Indemnitee in exercising any right,
        -----
power, or privilege under this Agreement or any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

    14. Execution. This Agreement may be executed in one or more counterparts,
        ---------
each of which shall be deemed an original.

    15. Notices. All notices, consents, approvals, elections and other
        -------
communications (collectively "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or reputable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others pursuant to this Section) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service.

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    16. Attorneys' Fees. In the event that any Indemnitor or any Indemnitee
        ---------------
brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, including without limitation, in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, the prevailing
                         -- ---
party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation.

    17. Successive Actions. Separate and successive actions may be brought
        ------------------
under this Agreement to enforce any provision at any time and from time to time. No action under this Agreement shall preclude any subsequent action, and Indemnitor waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

    18. Partial Invalidity. If any provision of this Agreement shall be
        ------------------
determined to be unenforceable in any circumstances by an court of competent jurisdiction, then the balance of this Agreement shall be enforceable, and the subject provision shall be enforceable to the extent permitted.

    19. Interest on Unpaid Amounts. All amounts required to be paid or
        --------------------------
reimbursed to any Indemnitee under this Agreement shall bear interest from the date of expenditure by the Indemnitee until paid. The interest rate shall be the lesser of (a) twelve percent (12%) per annum and (b) the maximum rate then permitted for the parties to contract for under applicable law.

    20. Governing Law. This Agreement and the rights and obligations of the
        -------------
parties under this Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State in which the Property is located.

    IN WITNESS WHEREOF, Indemnitor has executed this Unsecured Indemnity Agreement as of the Execution Date.

                                   BOSTON PROPERTIES LIMITED PARTNERSHIP,
                                   a Delaware limited partnership


                                   By:    Boston Properties, Inc.,
                                          doing business in Virginia as
                                          Delaware Boston Properties, Inc.,
                                          its general partner

                                   By:
                                      --------------------------------------
                                          Name:  David G. Gaw
                                          Title: Senior Vice President

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                                  EXHIBIT A TO
                          UNSECURED INDEMNITY AGREEMENT


                              PROPERTY DESCRIPTION
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